SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR  12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934


              OHIO EDISON FINANCING TRUST
-----------------------------------------------------
(Exact name of registrant as specified in its charter)



              Delaware                                   34-7035699
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

          c/o Ohio Edison Company
          76 South Main Street
          Akron, Ohio                                                 44308
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(Address of principal executive offices)                            (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [__]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [__]

Securities to be registered pursuant to Section 12(b) of the Act:
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                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------

  9 % Cumulative Trust Preferred Capital        New York Stock Exchange, Inc.
      Securities, Series A


Securities to be registered pursuant to Section 12(g) of the Act:
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None


Item 1.     Description of Registrant's Securities to be Registered
            -------------------------------------------------------
            The answer to this Item is incorporated herein by reference to the matters contained under "Description of the Preferred Securities" at page 14 in the Registrant's prospectus dated October 4, 1995 contained in Registration Nos. 33-61713 and 33-61713-01 filed with the Securities and Exchange Commission on October 5, 1995 under the Securities Act of 1933, as amended, pursuant to Rule 424(b) of such Act.

Item 2.     Exhibits
            --------

            The securities to be registered hereby are to be registered on the New York Stock Exchange, on which no other securities of Ohio Edison Financing Trust are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated and is incorporated herein by reference.

Exhibit
  No.       Description and Method of Filing
-------     --------------------------------

1.1 Registration Statement on Form S-3, as amended, filed by Ohio Edison Company and Ohio Edison Financing Trust (Filed as Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).

4.1   Certificate of Trust of Ohio Edison Financing Trust (Filed as Exhibit
      4.1 to Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).

4.2   Form of Declaration of Trust of Ohio Edison Financing Trust (Filed as
      Exhibit 4.2 to Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).

4.3 Form of Amended and Restated Trust Agreement of Ohio Edison Financing Trust (Filed as Exhibit 4.3 to Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).

4.4 Form of Indenture among Ohio Edison Company, the Issuer and The Bank of New York, as Debenture Trustee (Filed as Exhibit 4.4 to Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).

4.5   Form of Preferred Security (included in Exhibit 4.3)

























                                      -2-


4.6   Form of Subordinated Debenture (included in Exhibit 4.4)

4.7 Form of Guarantee by Ohio Edison Company and The Bank of New York, as Guarantee Trustee (Filed as Exhibit 4.7 to Registration Statement of Ohio Edison Company and Ohio Edison Financing Trust (File Nos. 33-61713 and 33-61713-01)).


























































                                    - 3 -



SIGNATURE
---------


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          OHIO EDISON FINANCING TRUST
                                          ---------------------------
                                                Registrant



                                          By /s/ T. F. Struck II
                                             ------------------------
                                                 T. F. Struck II
                                              Administrative Trustee




Dated:  October 5, 1995